UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

June 26, 2009
____________________________

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Formerly SONA DEVELOPMENT CORP.)
(Exact name of registrant as specified in charter)

Texas
(State or other Jurisdiction of Incorporation or Organization)

000-28311	333 HUDSON STREET, 901 NEW YORK, NY 10013	76-027334
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(212) 414-9600
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On May 22, 2007, the Company commenced an offering on a no minimum basis whereby Company offered four hundred (400) Units at a purchase price of ten thousand ($10,000) dollars per Unit.  Each Unit consists of a secured debenture carrying a rate of 13% during the first six (6) months and a rate of 15% until June 1, 2009.  For each unit purchased by the Subscriber (Lender), the Subscriber shall be entitled to receive ten thousand (10,000) Series AA-1 stock purchase warrants and ten thousand (10,000) Series AA-2 stock purchase warrants.  Each Series AA-1 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $1.00 per share for a period of five (5) years.  Each Series AA-2 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $2.50 per share for a period of five (5) years.   On August 13, 2007, the Company concluded the offering. The Company sold in the aggregate a total of two hundred fifty-five and one-half (255.5) units, or an aggregate principal amount of $2,555,000.

These debentures were designed for what the Company believed at the time to be very viable economic growth opportunities through a secured related party loan to Sibling Theatricals, Inc., a wholly owned subsidiary of Sibling Entertainment Group, Inc. carrying a rate of 13% and increasing to 15% on June 1, 2009 prudently made to expand the operations of Sibling Theatricals Inc. interests in its live-stage operations and other acquisitions and working capital and the continuation of an Agreement of Acquisition and Plan of Reorganization, as amended, of the Company to acquire four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. from Sibling Entertainment Group, Inc., an entertainment development and production company based in New York City

However, due to the economic deterioration in 2008 and continued in 2009, the Company was forced to take action and request the deferral of all principal and interest payments in an amended debenture agreement issued on June 24, 2009 to all debenture holders.  The total unpaid current accrued interest through June 1, 2009 equaled approximately $694,986 and no principal has been repaid.

The Company requested and agreed that in exchange for the continued deferral of all outstanding principal and current unpaid accrued interest at the rate of 15% for an additional one year until June 1, 2010,   In addition, the Company would agree to the following:

1.	Reduce of the purchase price of each AA-1 Warrants from $1.00 to $0.50 per share; and

2.	Reduce of the purchase price of each AA-2 Warrants from $2.50 to $1.25 per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1  AMENDMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER

99.2  AMENDMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

Date: June 26, 2009	By:	/s/ James Cardwell
James Cardwell Chief Financial Officer